As filed with the Securities and Exchange Commission on January 25, 2007
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
Under
The Securities Act of 1933

Aradigm Corporation
(Exact name of Registrant as specified in its charter)

California	2834	94-3133088
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
3929 Point Eden Way
Hayward, California 94545
(510) 265-9000
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Dr. Igor Gonda
President and Chief Executive Officer
ARADIGM CORPORATION
3929 Point Eden Way
Hayward, California 94545
(510) 265-9000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:

James C. Kitch, Esq. Peter H. Werner, Esq. Tarak I. Shah, Esq. COOLEY GODWARD KRONISH LLP Five Palo Alto Square 3000 El Camino Real Palo Alto, California 94306 (650) 843-5000	Jeffrey S. Marcus, Esq. J. Nathan Jensen, Esq. MORRISON & FOERSTER LLP 1290 Avenue of the Americas New York, New York 10104 (212) 468-8000

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒ 333-138169
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class
of Securities to be	Amount Being	Maximum Offering	Proposed Maximum	Amount of
Registered	Registered (1)	Price Per Security	Aggregate Offering Price	Registration Fee (2)

Common Stock, no par value	3,450,000	$0.95	$3,277,500	$350.69

(1)	Includes 450,000 shares that the underwriters have the option to purchase to cover over-allotments, if any.

(2)	The Registrant previously registered an aggregate of $27,945,000 of its common stock on a Registration Statement on Form S-1 (file no. 333-138169), for which filing fees of $3,494.62 were previously paid on October 24, 2006.

     This Registration Statement shall become effective upon filing with the Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE
This registration statement relates to the Registration Statement on Form S-1, Securities and Exchange Commission File No. 333-138169 (the “Prior Registration Statement”) and is filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and Instruction V to Form S-1, solely to increase the number of shares of the Registrant’s common stock registered under the Prior Registration Statement by 3,450,000 shares (including 450,000 shares the underwriters have the option to purchase to cover over-allotments, if any). The contents of the Prior Registration Statement are hereby incorporated by reference.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits and Financial Statement Schedules

(a)	Exhibits

Exhibit		Description

5.1		Opinion of Cooley Godward Kronish llp.
23.1		Consent of Independent Registered Public Accounting Firm.
23.2		Consent of Counsel (included in Exhibit 5.1).
24	.1*	Power of Attorney.
24	.2*	Power of Attorney of John M. Siebert.

*	Incorporated by reference to the Prior Registration Statement

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, Aradigm Corporation has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Hayward, California on the 24th day of January, 2007.

Aradigm Corporation

By:	/s/ Igor Gonda

Dr. Igor Gonda, President and Chief Executive Officer
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ Igor Gonda Igor Gonda		President, Chief Executive Officer and Director (Principal Executive Officer)	January 24, 2007

/s/ Thomas C. Chesterman Thomas C. Chesterman		Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	January 24, 2007

* Virgil D. Thompson		Director	January 24, 2007

* Frank H. Barker		Director	January 24, 2007

* Stephen O. Jaeger		Director	January 24, 2007

* John M. Siebert		Director	January 24, 2007

By:	/s/ Igor Gonda Igor Gonda Pursuant to power of attorney

EXHIBIT INDEX

Exhibit		Description

5.1		Opinion of Cooley Godward Kronish llp.
23.1		Consent of Independent Registered Public Accounting Firm.
23.2		Consent of Counsel (included in Exhibit 5.1).
24	.1*	Power of Attorney.
24	.2*	Power of Attorney of John M. Siebert.

*	Incorporated by reference to the Prior Registration Statement